                                                                     Exhibit 1.1


                        CAPITAL ONE FINANCIAL CORPORATION
                            (a Delaware corporation)

                        6,500,000 Shares of Common Stock
                           (par value $0.01 per share)

                               PURCHASE AGREEMENT
                               ------------------


                                January 18, 2001

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York 10260

Dear Sirs:

     Capital One Financial Corporation, a Delaware corporation (the "Company"), confirms its agreement with J.P. Morgan Securities Inc. (the "Underwriter") with respect to (i) the issue and sale by the Company, and the purchase by the Underwriter, of six million five hundred thousand (6,500,000) shares of the Company's common stock, par value $.01 per share and the preferred share purchase rights (the "Rights") attached thereto created pursuant to the Rights Agreement, dated as of November 16, 1995, (the "Rights Agreement"), between the Company and First Chicago Trust Company of New York, as successor to Mellon Bank, N.A., as Rights Agent (such common stock, together with the Rights, the "Common Stock") and (ii) the grant by the Company to the Underwriter of the option described in Section 2(b) hereof to purchase all or any part of nine hundred seventy-five thousand (975,000) additional shares of Common Stock to cover over-allotments, if any. The aforesaid six million five hundred thousand shares of Common Stock (the "Initial Securities") to be purchased by the Underwriter and all or any part of the nine hundred seventy-five thousand shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities".

     1.  Registration Statement and Prospectus.  The Company has prepared and
         -------------------------------------
filed with the Securities and Exchange Commission (the "Commission") a combined registration statement on Form S-3 (File Nos. 333-58577 and 333-85227) under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), in respect of the registration of certain of its securities (including the Securities), and the offering thereof from time to time in accordance with Rule 415 promulgated under the Securities Act (the "Registration Statement"). The Registration Statement has been declared effective by the Commission. The prospectus included in the Registration Statement, as supplemented as contemplated by Section 5(a) with a prospectus supplement to reflect the terms of the offering of
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J.P. Morgan Securities Inc.
January 18, 2001
Page 2


the Securities (the "Prospectus Supplement"), including all documents incorporated by reference therein, is referred to herein as the "Prospectus".

     2.  Agreements to Sell and Purchase.
         -------------------------------

     (a) On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriter and the Underwriter agrees to purchase from the Company, at a price per share of $61.15 (the "Purchase Price"), the Initial Securities.

     (b) On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriter to purchase up to an additional 975,000 shares of Common Stock, at the Purchase Price. The option granted hereby will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Underwriter to the Company setting forth the number of Option Securities as to which the Underwriter is then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date delivery for the Option Securities (a "Date of Delivery") shall be determined by the Underwriter but shall not be later than seven (7) business days after exercise of said option, nor in any event prior to the Closing Date (as hereinafter defined).

     3.  Delivery of and Payment for Securities.
         --------------------------------------

          (a) Delivery to the Underwriter of and payment for the Initial Securities shall be made at 10:00 A.M., New York City time, on January 23, 2001, or on such other date as may be agreed upon by the Company and the Underwriter (the "Closing Date"), at such place as the Company and the Underwriter shall agree. The Closing Date and the location of delivery of and the form of payment for the Securities may be varied by agreement between the Underwriter and the Company. In the event that any or all of the Option Securities are purchased by the Underwriter, payment of the Purchase Price for, and delivery of certificates for, such Option Securities shall be made at such place as the Company and the Underwriter shall agree on each Date of Delivery as specified in the notice from the Underwriter to the Company.

          (b) Certificates for the Initial Securities and the Option Securities, if any, shall be registered in such names and issued in such denominations as the Underwriter shall request in writing not later than two full business days prior to the Closing Date or the relevant Date of Delivery, as the case may be. Such certificates shall be made available to the Underwriter for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date, or the relevant Date of Delivery, as the case may be.
Certificates in definitive form evidencing the Initial Securities and the Option Securities, if any, shall be delivered to the Underwriter on the Closing Date or the relevant Date of Delivery, as the case may be, against payment of the Purchase Price therefor by wire payable in Federal (same-day) funds to the order
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J.P. Morgan Securities Inc.
January 18, 2001
Page 3


of the Company according to instructions provided to the Underwriter by the Company in writing not later than one full business day prior to the Closing Date or the relevant Date of Delivery, as the case may be.

     4.  Public Offering of Securities. The Company understands that the
         -----------------------------
Underwriter proposes to make a public offering of the Securities on the terms set forth in the Prospectus as soon as the Underwriter deems advisable after this Agreement has been executed and delivered.

     5.  Agreements of the Company.  The Company agrees:
         -------------------------

          (a) To file the Prospectus with the Commission pursuant to Rule 424(b) not later than the second business day following the execution and delivery of this Agreement.

          (b) To advise the Underwriter promptly and, if requested by the Underwriter, to confirm such advice in writing, (i) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, (iii) of the suspension of qualification of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding relating to (ii) or (iii), (iv) of the happening of any event during the period referred to in paragraph (e) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading or (v) when any amendment to the Registration Statement shall have become effective or any subsequent supplement to the Prospectus shall have been filed during the period referred to in paragraph (e) below. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

          (c) To furnish to the Underwriter, without charge, signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to the Underwriter such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as the Underwriter may reasonably request.

          (d) During the period specified in paragraph (e), not to file any amendment or supplement to the Registration Statement or to make any amendment or supplement to the Prospectus of which the Underwriter shall not previously have been advised or to which the Underwriter shall reasonably object; and to prepare and file with the Commission, promptly upon the Underwriter's reasonable written request, any amendment to the Registration Statement or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Securities by the Underwriter, and to use its best efforts to cause any such post-effective amendment to the Registration Statement to become promptly effective.
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J.P. Morgan Securities Inc.
January 18, 2001
Page 4


          (e) For such period as in the opinion of counsel for the Underwriter a prospectus is required by law to be delivered in connection with sales of the Securities by an Underwriter or a dealer, to promptly furnish to the Underwriter and each dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as the Underwriter or such dealer may reasonably request.

          (f) If during the period specified in paragraph (e) any event shall occur as a result of which, in the opinion of counsel for the Underwriter, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any law, forthwith to prepare and, subject to paragraph (d) above, file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law, and to furnish to the Underwriter and to such dealers as the Underwriter shall specify, such number of copies thereof as the Underwriter or dealers may reasonably request.

          (g) Prior to any public offering of the Securities, to cooperate with the Underwriter and counsel for the Underwriter in connection with the registration or qualification of the Securities for offer and sale by the Underwriter and by dealers under the state securities or Blue Sky laws of such jurisdictions as the Underwriter may request, to continue such qualification in effect so long as required for distribution of the Securities and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification.

          (h) To make generally available to its security holders as soon as reasonably practicable an earnings statement covering a period of at least twelve months after the effective date of the Registration Statement which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

          (i) To pay all costs, expenses, fees and taxes incident to (i) the preparation, printing, filing and distribution under the Securities Act of the Registration Statement (including financial statements and exhibits), each preliminary prospectus and all amendments and supplements to any of them prior to or during the period specified in paragraph (e), (ii) the printing and delivery of the Prospectus and all amendments or supplements to it during the period specified in paragraph (e), (iii) the printing and delivery of this Agreement, the Preliminary and Supplemental Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Securities (including in each case any disbursements of counsel for the Underwriter relating to such printing and delivery), (iv) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states (including in each case the fees and disbursements of counsel for the Underwriter relating to such registration or qualification and memoranda relating thereto), (v) filings and clearance with the National Association of
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J.P. Morgan Securities Inc.
January 18, 2001
Page 5


Securities Dealers, Inc. in connection with the offering, (vi) furnishing such copies of the Registration Statement, the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Securities by the Underwriter or by dealers to whom Securities may be sold, (vii) the fees and expenses of any transfer agent or registrar for the Securities, and (viii) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

          (j) During the period beginning on the date hereof and ending on the date that is ninety (90) days after the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any common stock of the Company, or warrants or options to purchase common stock of the Company (other than (i) the Securities, (ii) common stock or options to purchase the common stock of the Company which are issued in connection with any employee benefit plan, employee stock purchase plan or dividend reinvestment plan of the Company and
(iii) common stock issued upon the exercise of any previously issued option to purchase the common stock of the Company), without the Underwriter's prior written consent.

          (k) During the period of five years after the date of this Agreement, to furnish to you as soon as available a copy of each report or proxy statement of the Company mailed to the security holders of the Company or filed with the Commission, or to notify you that any such report or proxy statement has been so mailed or filed, and to furnish to you such other publicly available information concerning the Company as you may reasonably request.

          (l) To use its best efforts to effect the listing of the Securities on the New York Stock Exchange on or before the Closing Date.

          (m) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Securities.

     6.  Representations and Warranties of the Company.  The Company represents
         ---------------------------------------------
and warrants to the Underwriter that:

          (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

          (b) (i) Each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, as of the date such amendment becomes effective or such supplement is filed with the Commission, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, as of the date such amendment becomes effective or such supplement is filed with the Commission, as the case may be, will comply in all material respects
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J.P. Morgan Securities Inc.
January 18, 2001
Page 6


with the Securities Act, and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, as of the date such amendment becomes effective or such supplement is filed with the Commission, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein.

          (c) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (d) The Company and each of its subsidiaries that is a "Significant Subsidiary" within the meaning of such term as defined in Rule 1-02 of Regulation S-X of the Commission and Capital One, F.S.B. (collectively, the "Significant Subsidiaries") has been duly incorporated, is validly existing as a corporation (or, in the case of Capital One Bank, as a bank chartered under the laws of Virginia, and in the case of Capital One, F.S.B., as a federal savings bank chartered under the federal laws of the United States) and in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, and each is qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (e) All outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. All of the outstanding shares of capital stock of, or other ownership interests in, each of the Company's Significant Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable, and are owned by the Company (other than directors' qualifying shares of Capital One Bank), free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.
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J.P. Morgan Securities Inc.
January 18, 2001
Page 7


          (f) The Securities have been duly authorized and when issued and delivered by the Company pursuant to this Agreement against payment of the consideration therefor set forth herein, such Securities will be validly issued and fully paid and non-assessable.

          (g) This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms (except as limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) equitable principles of general applicability and as rights to indemnity and contribution hereunder may be limited by applicable law).

          (h) The Securities conform as to legal matters to the description thereof contained in the Prospectus.

          (i) Neither the Company nor any of its Significant Subsidiaries is in violation of its respective charter or by-laws or in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness material to the Company and its subsidiaries, taken as a whole, or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the Company or any of its Significant Subsidiaries is a party or by which it or any of its Significant Subsidiaries or their respective property is bound.

          (j) The execution, delivery and performance of this Agreement and compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby, including the issuance to the Underwriter of the Securities, will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the securities or Blue Sky laws of the various states) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries or any material indenture, agreement, or other instrument to which it or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company, any of its subsidiaries or their respective property.

          (k) Except as otherwise set forth in the Prospectus, there are no material legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any of their respective property is the subject, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated. Each contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement is so described or filed as required.

          (l) The Company and each of its Significant Subsidiaries are in compliance in all material respects with all laws administered by and regulations of, as applicable, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the Virginia State Corporation Commission and any other federal or state
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J.P. Morgan Securities Inc.
January 18, 2001
Page 8


bank regulatory authority with jurisdiction over the Company or any of its subsidiaries (each of the foregoing, a "Bank Regulatory Authority"), other than where such failures to comply would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. Neither the Company nor any of its subsidiaries is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, any Bank Regulatory Authority which restricts materially the conduct of its business, or in any manner relates to its capital adequacy (other than as described in the Prospectus), its credit policies or its management, nor have any of them been advised by any Bank Regulatory Authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions.

          (m) The Company and each of its subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits"), as are necessary to own, lease and operate its respective properties that are material to the Company and its subsidiaries, taken as a whole, or to the conduct of the business of the Company and its subsidiaries, taken as a whole; the Company and each of its subsidiaries has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit; and, except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company and its subsidiaries, taken as a whole.

          (n) Ernst & Young LLP are independent public accountants with respect to the Company as required by the Securities Act.

          (o) The financial statements, together with related schedules and notes forming part of the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and cash flows of the Company and its subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

          (p) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").
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J.P. Morgan Securities Inc.
January 18, 2001
Page 9


          (q) No holder of any security of the Company has the right to require the Company to have any security owned by such holder included in the Registration Statement.

          (r) (i) Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of the Company, (ii) since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus there has not been any material adverse change, or any development involving a prospective material adverse change, in the capital stock or in the long-term debt of the Company from that set forth in the Registration Statement and Prospectus, and (iii) the Company and its subsidiaries have no liability or obligation, direct or contingent, which is material to the Company and its subsidiaries, taken as a whole, other than those reflected in the Registration Statement and the Prospectus.

          (s) The Company meets the eligibility requirements promulgated under the Securities Act for use of a registration statement on Form S-3.

          (t) The net proceeds to the Company from the offering and sale of the Securities will be applied as set forth in the Prospectus.

     7.  Indemnification.
         ---------------

          (a) The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriter furnished in writing to the Company by or on behalf of the Underwriter expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of the Underwriter from whom the person asserting any such losses, claims, damages and liabilities and judgments purchased Securities, or any person controlling the Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus (as so amended and
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J.P. Morgan Securities Inc.
January 18, 2001
Page 10


supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or judgment.

          (b) In case any action shall be brought against the Underwriter or any person controlling the Underwriter, based upon any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company, the Underwriter shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses.
The Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Underwriter or such controlling person unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both the Underwriter or such controlling person and the Company and the Underwriter or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of the Underwriter or such controlling person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses (as are customary for New York City law firms in the case of retention of such a firm) of more than one separate firm of attorneys (in addition to any local counsel) for the Underwriter and such controlling persons, which firm shall be designated in writing by the Underwriter and that all such reasonable fees and expenses (as are customary for New York City law firms in the case of retention of such a firm) shall be reimbursed as they are incurred). The Company shall not be liable for any settlement of any such action effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless the Underwriter and any such controlling person from and against any loss or liability by reason of such settlement. Notwithstanding the immediately preceding sentence, if in any case where the reasonable fees and expenses of counsel are at the expense of the indemnifying party and an indemnified party shall have requested the indemnifying party to reimburse the indemnified party for such fees and expenses of counsel as incurred, such indemnifying party agrees that it shall be liable for any settlement of any action effected without its written consent if (i) such settlement is entered into more than ten business days after the receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall have failed to reimburse the indemnified party in accordance with such request for reimbursement (except to the extent there is a good faith dispute as to the reasonableness of the legal fees and legal expenses of counsel retained by such indemnified party (taking into account in such case the customary fees and expenses of New York City law firms for representations of this type, if such indemnified party has retained such a firm)) prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of
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J.P. Morgan Securities Inc.
January 18, 2001
Page 11


which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (c) The Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriter but only with reference to information relating to the Underwriter furnished in writing by or on behalf of the Underwriter expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus. The Underwriter confirms that the statements set forth in [the third paragraph and second sentence of the fourth paragraph under the heading "Underwriting" in the prospectus supplement and the statements set forth in the second to the last paragraph of the cover page of the prospectus supplement constituting part of the Prospectus], were furnished in writing to the Company by or on behalf of the Underwriter expressly for use therein. In case any action shall be brought against the Company, any of its directors, any such officer or any person controlling the Company based on the Registration Statement, the Prospectus or any preliminary prospectus and in respect of which indemnity may be sought against the Underwriter, the Underwriter shall have the rights and duties given to the Company (except that if the Company shall have assumed the defense thereof, the Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Underwriter), and the Company, its directors, any such officers and any person controlling the Company shall have the rights and duties given to the Underwriter, by Section 7(b) hereof.

          (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Underwriter in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriter shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriter, bear to the total price to the public of the Securities, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to

J.P. Morgan Securities Inc.
January 18, 2001
Page 12


information supplied by the Company or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by any method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     8.  Conditions of Underwriter's Obligations.  The obligation of the
         ---------------------------------------
Underwriter to purchase the Securities under this Agreement is subject to the satisfaction of each of the following conditions:

          (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date and each Date of Delivery with the same force and effect as if made on and as of the Closing Date and each Date of Delivery.

          (b) The Prospectus shall have been filed with the Commission in accordance with Section 5(a), and at the Closing Date and each Date of Delivery no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

          (c) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or the relevant Date of Delivery, as the case may be, there shall not have been any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

          (d) (i) Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus, there shall not have been any material adverse change, or any development involving a prospective material adverse

J.P. Morgan Securities Inc.
January 18, 2001
Page 13


change, in the condition, financial or otherwise, or in the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of the Company, (ii) since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the capital stock or in the long-term debt of the Company from that set forth in the Registration Statement and Prospectus, (iii) the Company and its subsidiaries shall have no liability or obligation, direct or contingent, which is material to the Company and its subsidiaries, taken as a whole, other than those reflected in the Registration Statement and the Prospectus and (iv) on the Closing Date or the relevant Date of Delivery, as the case may be, the Underwriter shall have received a certificate dated the Closing Date, signed by the Vice President, Corporate Accounting and Reporting, confirming the matters set forth in paragraphs (a), (b), (c) and (d) of this Section 8.

          (e) The Underwriter shall have received on the Closing Date and each Date of Delivery an opinion (satisfactory to the Underwriter and counsel for the Underwriter), dated the Closing Date or the relevant Date of Delivery, as the case may be, of John G. Finneran, Jr., Esq., Executive Vice President, General Counsel and Corporate Secretary of the Company, to the effect that:

               (i) the Company and each of its Significant Subsidiaries has been duly incorporated, is validly existing as a corporation (or, in the case of Capital One Bank, as a bank chartered under the laws of Virginia, and in the case of Capital One, F.S.B., as a federal savings bank chartered under the federal laws of the United States) in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority required to carry on its business as it is currently being conducted and to own, lease and operate its properties;

               (ii) the Company and each of its Significant Subsidiaries is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

               (iii) all of the outstanding shares of capital stock of, or other ownership interests in, each of the Company's Significant Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable, and are owned of record and, to the best knowledge of such counsel, beneficially by the Company (other than directors' qualifying shares of Capital One Bank), free and clear, to the best of such counsel's knowledge, of any security interest, claim, lien, encumbrance or adverse interest of any nature;

               (iv) all outstanding shares of Common Stock have been duly authorized and are validly issued and are fully paid and nonassessable; the Securities have been duly authorized, and when issued and delivered by the Company pursuant to this Agreement

J.P. Morgan Securities Inc.
January 18, 2001
Page 14


     against payment of the consideration therefor set forth herein, such Securities will be duly and validly issued, fully paid and non-assessable;

               (v) this Agreement has been duly authorized, executed and delivered by the Company;

               (vi) the Registration Statement has become effective under the Securities Act, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are, to the knowledge of such counsel, pending before or contemplated by the Commission;

               (vii) the statements under the caption "Description of Common Stock" in the Prospectus and under the caption "Description of Registrant's Securities to be Registered" in each of the Form 8-A filed on August 24, 1994 and the Form 8-A filed on November 16, 1995, insofar as they purport to constitute a summary of the terms of the Common Stock (including the Securities), and under the caption "Supervision, Regulation and Other Matters" in the Prospectus, as amended or supplemented, and Item 15 of Part II of the Registration Statement, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, fairly present the terms of such Common Stock and the information called for with respect to such legal matters, documents and proceedings;

               (viii) to the best of such counsel's knowledge, neither the Company nor any of its Significant Subsidiaries is in violation of its respective charter or by-laws or in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness material to the Company and its subsidiaries, taken as a whole, or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the Company or any of its Significant Subsidiaries is a party or by which it or any of its Significant Subsidiaries or their respective property is bound;

               (ix) the execution, delivery and performance of this Agreement, compliance by the Company with all the provisions hereof, and the consummation of the transactions contemplated hereby, including the issuance to the Underwriter of the Securities, will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the securities or Blue Sky laws of the various states or such, the failure of which to obtain, would not have a material adverse effect on the Company and its subsidiaries, taken as a whole) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries or any agreement, indenture or other instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective properties is bound, or materially

J.P. Morgan Securities Inc.
January 18, 2001
Page 15


     violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company or any of its subsidiaries or their respective properties, other than such breaches, defaults, violations or conflicts that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole);

               (x) such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of their respective property is subject which is required to be described in the Registration Statement or the Prospectus and is not so described, or of any contract or other document, which is required to be described in the Registration Statement or the Prospectus or is required to be filed as an exhibit to the Registration Statement which is not described or filed as required;

               (xi) to the best of such counsel's knowledge, the Company and each of its Significant Subsidiaries are in compliance in all material respects with all laws administered by applicable Bank Regulatory Authorities, other than where such failures to comply would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, any Bank Regulatory Authority which restricts materially the conduct of its business, or in any manner relates to its capital adequacy (other than as described in the Prospectus), its credit policies or its management, nor have any of them been advised by any Bank Regulatory Authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions;

               (xii) the Company and each of its subsidiaries has such permits as are necessary to own, lease and operate its respective properties that are material to the Company and its subsidiaries, taken as a whole, or to the conduct of the business in the manner described in the Prospectus; to the best of such counsel's knowledge, the Company and each of its subsidiaries has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company and its subsidiaries, taken as a whole;

               (xiii) the Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act;

J.P. Morgan Securities Inc.
January 18, 2001
Page 16


               (xiv) The documents incorporated by reference in the Prospectus as amended or supplemented (other than the financial statements, related schedules and other financial and statistical data contained therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder;

               (xv) (1) the Registration Statement and the Prospectus and any supplement or amendment thereto (except for financial statements and other financial and statistical information contained therein as to which no opinion need be expressed) comply as to form in all material respects with the Securities Act, and (2) such counsel has no reason to believe that (except for financial statements and other financial and statistical information contained therein, as aforesaid, and except for that part of the Registration Statement that constitutes the Form T-1) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as amended or supplemented, if applicable (except for financial statements and other financial and statistical information contained therein, as aforesaid) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

     In giving such opinion with respect to the matters covered by clause (xv) such counsel may state that his opinion and belief are based upon his participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, or upon the participation of attorneys under his supervision but are without independent check or verification except as specified.

     The opinion of John G. Finneran, Jr., Esq., described in paragraph (e) above shall be rendered to the Underwriter at the request of the Company and shall so state therein.

          (f) The Underwriter shall have received on the Closing Date and each Date of Delivery an opinion, dated the Closing Date or the relevant Date of Delivery, as the case may be, of Simpson Thacher & Bartlett, counsel for the Underwriter, as to the matters referred to in clauses (iv), (v), (vii) (but only with respect to the statements under the caption "Description of Common Stock") and (xiv) of the foregoing paragraph (e). In giving such opinion with respect to the matters covered by clause (xiv) such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

J.P. Morgan Securities Inc.
January 18, 2001
Page 17


          (g) The Underwriter shall have received a letter on and as of the Closing Date and each Date of Delivery, in form and substance satisfactory to the Underwriter, from Ernst & Young LLP, independent public accountants, with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus and substantially in the form and substance of the letter delivered to the Underwriter by Ernst & Young LLP on the date of this Agreement.

          (h) As of the Closing Date, the Securities shall have been approved for listing on the New York Stock Exchange.

          (i) The Company shall not have failed at or prior to the Closing Date or any relevant Date of Delivery to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date or any relevant Date of Delivery.

     9.  Effective Date of Agreement and Termination.
         -------------------------------------------

          (a) This Agreement shall become effective upon the execution of this Agreement.

          (b) This Agreement may be terminated at any time prior to the Closing Date by the Underwriter by written notice to the Company if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or development involving a prospective material adverse change (including, without limitation, the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority) in the condition, financial or otherwise, of the Company and its subsidiaries or the earnings, affairs, or business prospects of the Company or any of its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, which would, in the Underwriter's judgment, make it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in the Underwriter's judgment, is material and adverse and would, in the Underwriter's judgment, make it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus, (iii) the suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market System, or limitation on prices on any such exchange or National Market System or (iv) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Underwriter's opinion has a material adverse effect on the financial markets in the United States.

          (c) If on the Closing Date or any relevant Date of Delivery, the Underwriter shall fail or refuse to purchase any Securities which it is obligated to purchase hereunder, other

J.P. Morgan Securities Inc.
January 18, 2001
Page 18


than pursuant to Section 9(b), it shall not be relieved of liability to the Company for damages occasioned by its failure or refusal.

     10.  Miscellaneous.
          -------------

          (a) Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company, to Capital One Financial Corporation, c/o Capital One Services, Inc., 8000 Jones Branch Drive, McLean, Virginia 22102, Attention: Treasurer, and (b) if to the Underwriter, to J.P. Morgan Securities Inc., 60 Wall Street, New York, New York, 10260, Attention:
Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

          (b) The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, its officers and directors and of the Underwriter set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Securities, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter or by or on behalf of the Company, the officers or directors of the Company or any controlling person of the Company, (ii) acceptance of the Securities and payment for them hereunder, or (iii) termination of this Agreement.

          (c) If this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Underwriter for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by it.

          (d) Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriter, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Securities from the Underwriter merely because of such purchase.

          (e) This Agreement shall be governed and construed in accordance with the laws of the State of New York.

          (f) This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.


             [The remainder of this page intentionally left blank]

J.P. Morgan Securities Inc.
January 18, 2001
Page 19



Please confirm by execution below that the foregoing correctly sets forth the agreement between the Company and the Underwriter.

Very truly,

CAPITAL ONE FINANCIAL CORPORATION



By:      /s/ Susanna K. Tisa
         _____________________________________________
Name:    Susanna K. Tisa
         _____________________________________________
Title:   Vice President, Capital Markets and Treasurer
         _____________________________________________



J.P. MORGAN SECURITIES INC.



By:      /s/ Michael Tiedman
         _____________________________________________
Name:    Michael Tiedman
         _____________________________________________
Title:   Vice President
         _____________________________________________